UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 29, 2011

FORTUNE BRANDS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-9076	13-3295276
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Lake Cook Road

Deerfield, IL 60015

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (847) 484-4400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.01	Completion of Acquisition or Disposition of Assets.

On July 29, 2011, Fortune Brands, Inc. (“Fortune Brands”) completed the sale of its Acushnet Company golf business to Alexandria Operations Corp., a special purpose acquisition entity formed by Fila Korea Ltd. and Mirae Asset Private Equity of Korea. The purchase price is $1.225 billion in cash. The purchase price is subject to certain post-closing adjustments. Fortune Brands estimates it will realize net proceeds of approximately $1.1 billion after taxes and expenses.

Item 7.01	Regulation FD Disclosure.

Fortune Brands issued a press release, a copy of which is attached hereto as Exhibit 99.2 and incorporated herein by reference, announcing the completion of the sale of the Acushnet Company golf business to Alexandria Operations Corp., a special purpose acquisition entity formed by Fila Korea Ltd. and Mirae Asset Private Equity for $1.225 billion.

Exhibit 99.2 attached hereto is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The furnishing of Exhibit 99.2 attached hereto is not intended to constitute a determination by the Company that the information is material or that the dissemination of the information is required by Regulation FD.

Item 9.01	Financial Statements and Exhibits.

(b) Pro-Forma Financial Information.

Unaudited pro forma financial information of Fortune Brands required by Article 11 of Regulation S-X is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

(d) Exhibits

99.1	Unaudited Pro Forma Consolidated Financial Information.

99.2	Press release of Fortune Brands, Inc. dated July 29, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTUNE BRANDS, INC.
(Registrant)

By:	/s/ Craig P. Omtvedt
Name:	Craig P. Omtvedt
Title:	Senior Vice President and Chief Financial Officer

Date: July 29, 2011

EXHIBIT INDEX

Exhibit Number	Description

99.1	Unaudited Pro Forma Consolidated Financial Information.

99.2	Press release of Fortune Brands, Inc. dated July 29, 2011.